UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2012

ALLEZOE MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 OTHER EVENTS

1.

Audit Committee Investigation.

On March 2, 2012, the Audit Committee of the Board of Directors of Allezoe Medical Holdings, Inc. (the “Registrant” or the “Company”) met to consider whether reported activities of a (now former) officer and director of the Company could represent a breach or violation of our Code of Ethics, our Guidelines for Corporate Governance or applicable provisions of the Sarbanes-Oxley Act.  Under our Code of Ethics and our Guidelines for Corporate Governance, the Audit Committee of the Board of Directors is charged with implementing, reviewing, investigating and, where appropriate, recommending action concerning possible improper or inappropriate conduct.

Legal counsel for the Company provided information to the Audit Committee regarding a lawsuit that had been filed naming Allezoe Medical Holdings, Inc. (the “Company”), among others, as a defendant, as well as the to-date findings of Counsel’s investigation into the matter.  The documents filed in that action included an affidavit from Hyman White, then a member of our Board of Directors and corporate Secretary, which Mr. White provided to the plaintiff in that action or to his legal counsel, and which was then filed in support of the plaintiff’s claims against the Company. Mr. White apparently prepared and provided this affidavit himself, in consultation with plaintiff and plaintiff’s legal counsel, but without any disclosure to or consent from management, the Board of Directors or legal counsel for the Company.  It also appears that statements made by Mr. White in his affidavit are both inaccurate and adverse to the interests of the Company and its shareholders.

After discussion, the Audit Committee unanimously voted to institute an investigation to determine whether Mr. White violated his fiduciary duty to the Company, the Sarbanes-Oxley Act or applicable state or federal securities laws, or our Code of Ethics and our Guidelines for Corporate Conduct.  The investigation commenced shortly after the meeting and has continued.

On March 14, 2012, the Board of Directors replaced Mr. White as Secretary of the Company, as announced in a Current Report on Form 8-K filed on March 15, 2012, but Mr. White remained as a member of the Board of Directors as the Board does not have the power itself to remove a director, for cause or otherwise, under applicable state law and the By-Laws of the Company.  On May 1, 2012, Mr. White resigned as a director of the Company, as reported in a Current Report on Form 8-K filed on May 11, 2012 and no longer has any affiliation, including as a shareholder, with the Company.

On May 15, 2012, the Audit Committee met to discuss the effect of Mr. White’s resignation on the continuing investigation of his possible misconduct and concluded that further investigation had been rendered moot by his resignation.  As a result, any further investigation was terminated as pointless, since Mr. White has no further connection with the Company. The Audit Committee did conclude, however, that the Company’s internal controls needed to be reviewed and, if necessary, modified by the Governance Committee of the Board of Directors to make it clear that independent, unauthorized, undisclosed action of an employee, officer or director of the Company in support of potentially adverse litigation against the Company, and disclosure of internal Company information in connection with any such activity, is a breach of that person’s fiduciary duty to the Company and its shareholders; and, that any such planned contact or activity must be disclosed immediately to the Chief Executive Officer or corporate legal counsel of the Company, before any such activity is undertaken, and that failure to do so is grounds for immediate termination for cause.

As a result of the actions of the Audit Committee, there is now no pending or planned investigation into or other consideration of any action against Mr. White or any other former director or officer of the Company.

2.

Pending Resolution with Organ Transport Systems, Inc.

On May 1, 2012, Registrant entered into a Letter Agreement with Healthcare of Today, Inc., Organ Transport Systems, Inc. and Heartland Capital Corporation as part of which Registrant agreed to transfer and convey to Heartland Capital Corporation all of Registrant’s interest in a guaranty and pledge agreement under which Healthcare of Today, Inc. pledged its ownership of all of the issued and outstanding stock of Organ Transports Systems, Inc. to Registrant to secure (i) repayment by Organ Transport Systems, Inc. to Registrant of $469,827 in working capital advanced by Registrant to Organ Transport Systems, Inc. and (ii) the assumption by Organ Transport Systems, Inc. from Registrant of the obligation to pay some $1,474,945.97 in accrued salaries due current and former officers or Organ Transport Systems, Inc., plus interest of $158,981.84 accrued as of February 29, 2012.  As previously reported on the Current Report on Form 8-K filed on March 6, 2012, Registrant entered into a Stock Transfer Agreement with Healthcare of Today, Inc. pursuant to which all of Registrant’s interest in Organ Transport Systems, Inc. was re-conveyed to Healthcare of Today, Inc. in rescission of the original acquisition.  As a result of this rescission, Organ Transport Systems, Inc. again became a wholly-owned subsidiary of Healthcare of Today, Inc.  As of March 5, 2012, Registrant has no ownership or other interest in Organ Transport Systems, Inc.

Under the May 1, 2012 Letter Agreement, Registrant will receive:

a.

Payment of $235,000 in cash;

b.

The assumption by Organ Transport Systems, Inc. of $1,474,946 in debt owed to former and current Organ Transport Systems, Inc. officers, plus all interest accrued thereon, and an indemnification and hold harmless from Organ Transport Systems, Inc. of any liability on those amounts due;

c.

A Mutual Release Agreement with Organ Transport Systems, Inc. under which Organ Transport Systems, Inc. releases and discharges Registrant from any claims, demands, actions, causes of action and other liability arising out of or based upon the acquisition of control of Organ Transport Systems, Inc. by Registrant on or about July 16, 2011and its operations thereafter, through February 29, 2012; and

d.

A amendment and modification of a Consulting Agreement previously entered into between Registrant and Heartland Capital Corporation on or about December 1, 2011, under which all amounts paid to date to Heartland by Registrant in common stock is deemed to be full satisfaction of all amounts otherwise due under that Consulting Agreement, so that Registrant has no further obligations or liability under that Agreement.

The transactions contemplated in the Letter Agreement are expected to close by the end of May.

3.

Status of Pending Litigation.

On or about February 8, 2012, LSM Trust, apparently a former shareholder of Organ Transport Systems, Inc. (“OTS”) before the acquisition of all of the outstanding stock of OTS by Healthcare of Today, Inc. from its former shareholders, filed a declaratory judgment action against Registrant, Healthcare of Today, Inc. and several other parties in the 199th Judicial District of Collin County, Texas. This action appears to seek a determination that the Plaintiff and other former shareholders of OTS somehow are entitled to be considered as the shareholders of Registrant.  No damages were sought in the action as filed. At the same time, a “Second Amended Application for Temporary Restraining Order and Temporary Injunction” was filed (apparently a first Application had been rejected by the local court on procedural grounds, without any knowledge of or involvement by Registrant or any other named Defendant of its existence).  The Second Amended Application was filed ex parte, without any notice to Registrant or the other named defendants, seeking an injunction against Registrant and the other named defendants “from directly or indirectly publicly trading all ownership of stock and technology associated with OTS and AMH”.  On February 15, 2012, a 14 day temporary restraining order was entered by the local court, again without notice to Registrant or the other named defendants, enjoining them from such activity, as requested by Plaintiff.  The temporary restraining order had no effect on the public trading of Registrant’s common stock and expired by its terms after 14 days.

Registrant retained legal counsel to represent it in this litigation, and removed the litigation to the US District Court for the Eastern District of Texas.  Plaintiff filed a Motion to Remand the action to the local court, which was denied by the federal court.  Plaintiff is now seeking leave to amend its complaint, among other things to add OTS as a party in the hopes that doing so will retroactively destroy the diversity of citizenship basis for the removal of the case to federal court.  Registrant has until June 11, 2012 to file a response to Plaintiff’s motion to amend its complaint.

Since Registrant has no ownership or other interest in OTS, which has been returned to its former status as a wholly-owned subsidiary of Healthcare of Today, Inc., the issues raised in the litigation appear to be moot as to Registrant and the other named defendants, with the possible except of Healthcare of Today, Inc., which is the sole shareholder of OTS.  In any event, since no actual claims have been asserted against the Company in the action, Registrant does not believe there is a significant or material risk of exposure to any liability to Plaintiff in this action.  Furthermore, Registrant’s legal counsel has advised that there is no legal or factual basis for any claims against Registrant or the other named defendants, that the Second Amended Complaint which Plaintiff seeks leave to file is based on allegations of facts which Plaintiff and its legal counsel know, from uncontested affidavits filed in the case already, are inaccurate and unsupported, and on legal theories that are inapplicable to Registrant and the other named defendants. Registrant expects to file a motion to dismiss the action, as soon as appropriate, and, on the expected dismissal of all claims against Registrant and the other named defendants, to seek recovery against Plaintiff, and potentially its attorneys, for its legal costs and attorneys’ fees for defending against the spurious litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: May 18, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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